UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 1, 2020
___________________________________________________________________

COVENANT LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.01 Par Value Class A common stock	CVTI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 1, 2020, the stockholders of Covenant Logistics Group, Inc. (formerly Covenant Transportation Group, Inc.), a Nevada corporation (the “Company”), upon recommendation of the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors (the “Board”), approved the Second Amendment (the “Second Amendment”) to the Company’s Third Amended and Restated 2006 Omnibus Incentive Plan (the “Incentive Plan”). The Second Amendment (i) increases the number of shares of Class A common stock available for issuance thereunder by an additional 1,900,000 shares, (ii) adds a fungible share reserve feature, under which shares subject to stock options and stock appreciation rights will be counted as one share for every share granted and shares subject to all other awards will be counted as 1.80 shares for every share granted, (iii) adds a double-trigger vesting requirement upon a change in control, (iv) eliminates the Compensation Committee’s discretion to accelerate vesting, except in cases involving death or disability, (v) increases the maximum award granted or payable to any one participant under the Incentive Plan for a calendar year from 200,000 shares of Class A common stock or $2,000,000, in the event the award is paid in cash, to 500,000 shares of Class A common stock or $4,000,000, in the event the award is paid cash, and (vi) makes such other miscellaneous, administrative and conforming changes as are necessary. The terms of the Second Amendment are described in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 8, 2020 (the “Proxy Statement”) in the section thereof titled “Proposal 5—Approval of the Second Amendment to the Incentive Plan.” The text of the Second Amendment is set forth as Appendix A to the Proxy Statement.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company (the “Annual Meeting”) was held on Wednesday July 1, 2020. Five proposals were voted on at the Annual Meeting. The proposals are described in detail in the Proxy Statement. The final results for the votes regarding each proposal are set forth below.

1.	The individuals listed below were elected to serve as directors of the Company until the next annual meeting of stockholders or until their successors are duly elected and qualified:
Nominee	For	Withheld	Broker Non-Votes
Robert E. Bosworth	15,226,282	483,053	2,759,086
D. Michael Kramer	15,506,303	203,032	2,759,086
Bradley A. Moline	13,931,357	1,777,978	2,759,086
David R. Parker	15,228,840	480,495	2,759,086
Rachel Parker- Hatchett	15,097,339	611,996	2,759,086
Herbert J. Schmidt	15,275,318	434,017	2,759,086
W. Miller Welborn	15,452,631	256,704	2,759,086

2.	The compensation of the Company’s named executive officers was approved, on an advisory and non-binding basis, as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
15,446,899	233,085	29,351	2,759,086

3.	The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, was ratified as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
18,436,968	27,097	11,856	--

4.
The amendment to the Company’s Second Amended and Restated Articles of Incorporation (as so amended, the “Third Amended and Restated Articles of Incorporation”) to change the Company’s name to Covenant Logistics Group, Inc. was approved by the affirmative vote of a majority of the voting power of the Class A stockholders and the Class B Stockholders voting together as a single class, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,429,104	24,464	22,353	--

The Board amended the Company’s Fourth Amended and Restated Bylaws effective July 1, 2020 (as so amended, the “Fifth Amended and Restated Bylaws”) to change the Company’s name to Covenant Logistics Group, Inc. The Third Amended and Restated Articles of Incorporation and the Fifth Amended and Restated Bylaws are filed hereto as Exhibits 3.1 and 3.2, respectively.

In association with the name change, the Company is changing its ticker symbol from “CVTI” to “CVLG”. Trading under the new ticker symbol is expected to begin on July 6, 2020.

5.	The Second Amendment was approved as follows:
Votes For	Votes Against	Abstentions	Broker Non-Votes
14,485,697	1,207,771	15,867	2,759,086

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibits.

	EXHIBIT NUMBER	EXHIBIT DESCRIPTION

	3.1	Third Amended and Restated Articles of Incorporation of Covenant Logistics Group, Inc.
	3.2	Fifth Amended and Restated Bylaws of Covenant Logistics Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT LOGISTICS GROUP, INC.
(Registrant)

Date: July 2, 2020	By:	/s/ M. Paul Bunn
M. Paul Bunn
Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

3.1	Third Amended and Restated Articles of Incorporation of Covenant Logistics Group, Inc.
3.2	Fifth Amended and Restated Bylaws of Covenant Logistics Group, Inc.